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                                                                 EXHIBIT 10.1(t)

                       PAYMENTECH NETWORK SERVICES, INC.
                   TRANSACTION PROCESSING SERVICES AGREEMENT

     This Agreement ("Agreement") is made effective as of the 15th day of August 1997, by and between Paymentech Network Services, Inc., a Delaware corporation with its principal place of business at 1511 North Westshore Boulevard, Suite 650, Tampa, Florida 33607 ("Paymentech"), and PMT Services Inc., a Tennessee corporation with its principal place of business at Two Maryland Farms, Suite 200, Brentwood, TN 37027 ("Client"). For purposes on this Agreement, the term "Client" shall include where appropriate any or all of the subsidiaries of PMT Services Inc.

                             W I T N E S S E T H:

     WHEREAS, Paymentech operates a computer system (the "Paymentech System") for the processing of various types of transaction data, including, but not limited to, transaction data originating from credit, debit and check payment methods;

     WHEREAS, Client provides transaction related products and services to merchants and other third parties (individually, a "Client Merchant" or collectively, the "Client Merchants");

     WHEREAS, Client desires to utilize on a non-exclusive basis the services of the Paymentech System for its own use and for the use of the Client Merchants; and

     WHEREAS, the parties desire to set forth the terms and conditions whereby Paymentech will provide the services of the Paymentech System to Client and the Client Merchants.

     NOW, THEREFORE, for and in consideration of the promises and mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.   SERVICES PROVIDED.
          ------------------

          1.1 Paymentech will make available to and perform for Client and the Client Merchants the services of the Paymentech System for the on-line and batch processing of transactions originating from VISA, MasterCard, American Express, Diners Club, Discover, JCB, Equifax, Carte Blanche, fleet, proprietary credit cards, debit cards and ETC Scan check authorization service. From time to time, during the term of this Agreement, Paymentech may add to the services provided on the Paymentech System by notifying Client. The foregoing services will include authorization, draft capture, electronic transmission of the data for settlement, and provision of summary transaction reports. Paymentech grants Client the authority to provide the Client Merchants with the necessary information so that the Client Merchants may access and use the Paymentech System. The fees for utilization of the services of the Paymentech System are set forth in Section 2.

          1.2 Paymentech will make available to Client additional goods and transaction processing services as requested by Client and agreed to by Paymentech. Upon receipt notice of Client's request for such services, Paymentech will respond within thirty (30) days to Client with either (i) a proposal detailing the terms by which Paymentech will incorporate such services into the Paymentech System for the use and benefit of Client, including the fees related thereto or (ii) a statement by Paymentech declining Client's request.
If Paymentech and Client agree upon a proposal for additional services, such services will be provided to Client according to the terms agreed upon, and unless specifically agreed to the contrary, according to the terms of this Agreement.
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          1.3  Paymentech will provide to Client the services necessary for the researching, retrieval and archiving of the data associated with the transactions processed on behalf of Client and of the Client Merchants through the Paymentech System. Paymentech will make such services available in the same manner and in accordance with the same polices under which Paymentech makes such services available to all of its clients, and in no event shall such services fail to meet industry accepted standards. The fees for such services will be the fees set forth in the attached Paymentech Pricing Schedule.

     2.   FEES.
          -----

          2.1 Client will pay Paymentech the fees and charges set forth in the Paymentech Pricing Schedule, for its use of the services of the Paymentech System and for the use of the services of the Paymentech System by each Client Merchant connected to the Paymentech System pursuant to the authority granted Client in Section 1.1. If any Client Merchant previously authorized by Client to use the services of the Paymentech System is no longer so authorized, Client will give Paymentech at least ten (10) days prior written notice, and Client will be responsible for all fees incurred by such Client Merchant prior to the expiration of the ten (10) day notice period.

          2.2. All fees and charges are stated exclusive of any applicable taxes or assessments, and Client will pay an additional amount equal to any applicable taxes or assessments which may be levied or assessed by any governmental or taxing authority, for the services provided hereunder, and the supplies furnished by Paymentech in rendering the services, except such taxes as may be based solely on Paymentech's net income. In the event Paymentech pays any such tax or assessment, Client will reimburse Paymentech with thirty (30) day's notice of such payment.

          2.3 Paymentech will have the right to increase the fees and charges set forth in an amount solely sufficient to offset any increase in communications costs incurred by Paymentech resulting from an increase in rates charged to Paymentech by communications carriers and/or to offset any increase resulting from a change in the rules, regulations or operating procedures of VISA, MasterCard, Discover, American Express, Diners Club, Carte Blanche, JCB and ETC Scan check authorization service, regional or national debit network or other like entity, or any federal or state governmental agency or regulatory authority. Paymentech will provide the lesser of (a) thirty (30) days prior written notification of any such fee increases, or (b) as much notice as is provided to Paymentech by the aforementioned party or parties.

     3.   PAYMENT.
          --------

          Paymentech will invoice Client for fees and charges incurred for the services provided to Client as of the end of each calendar month. Client will pay such fees and charges within thirty (30) days of receipt of such invoice.

     4.   PROTOCOLS AND NETWORK CONFIGURATION.
          ------------------------------------

          4.1 Client and the Client Merchants will access directly the Paymentech System utilizing data communication protocols, transaction formats, and point-of-sale devices, approved by Paymentech for use with and on the Paymentech System.

          4.2 Client and/or the Client Merchants will be responsible for the installation, servicing and maintenance of the point-of-sale devices, and related equipment, in the Client Merchants' facilities, and will likewise be responsible for the connection of those devices to the network in compliance with the Paymentech System requirements.

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          4.3  Paymentech reserves the right to change all or part of the protocols and the network configuration used by Paymentech in providing the services of the Paymentech System, provided that if any change in the network configuration would require the Client Merchants to change data communication protocols or communication networks, Paymentech will request Client approval if such change will impact Client Merchants. Client agrees not to unreasonably withhold approval and will work with Paymentech to develop a mutually agreeable schedule for the implementation of a protocol or network change. Paymentech will pay any out of pocket costs reasonably incurred by PMT as a result of Paymentech's decision.

          4.4 Paymentech will provide and maintain various network services for the use of Client Merchants. Client will pay for the use of these network services on a per transaction fee basis as provided under the communication fees section of the Paymentech Pricing Schedule.

          4.5 Paymentech will select the telecommunications vendor to provide services to Client and the Client Merchants.

     5.   AUDIT PROCEDURE.
          ----------------

          Paymentech agrees that the performance of its services for Client hereunder is subject to examination by the authorized representatives of Client, Client's auditors, federal bank examiners, and/or representatives of other federal and state regulatory agencies. Upon notice at least twenty (20) days in advance of any audit or examination request, Paymentech will allow such auditors and/or examiners access to Paymentech's place of business during normal business hours and furnish such auditors and/or examiners with information, data and reports as are reasonably requested by them. Client will pay Paymentech on a time and materials basis, at Paymentech's standard consulting rates set forth in the attached Paymentech Pricing Schedule, for Paymentech's compliance with any such audit or examination. If the request for an audit or examination concerning the Client's business does not originate from Client, Paymentech will notify Client in writing of such request and shall comply only upon Client's verification to pay Paymentech the fees associated with such audit or examination. If Paymentech is provided a written request concerning such audit or examination, Paymentech will likewise provide a copy to Client. Notwithstanding anything in this Section 5 to the contrary, Paymentech will not be responsible to furnish, or provide access, to any information, which is not directly related to Client's business, or provision of transaction processing for Client.

     6.   CONFIDENTIAL INFORMATION.
          -------------------------

          6.1 "Confidential Information" consists of (a) all software and system designs of either party and any trade secrets related thereto; (b) all customer and prospective customer lists of either party; (c) the parties' marketing philosophy and objectives; (d) technological developments of either party; (e) financial results of the parties; (f) the terms and conditions of this Agreement but not for the purposes of the Client; and (g) any other confidential information of the parties which is marked "Confidential" or "Proprietary." Each party shall use the Confidential Information of the other solely for performing its respective obligations under this Agreement. Client may, however, disclose the confidential information to its representatives (including without limitation, attorneys, financial advisors, investment bankers and commercial lenders). Any such Confidential Information shall be protected by the recipient thereof from disclosure to others, unless requested otherwise in writing by the owner of such information, with at least the same degree of care as that which is accorded to the recipient's own confidential and proprietary information, but not less than reasonable care for the entire term of this Agreement and for three (3) years thereafter, PROVIDED, HOWEVER, that Confidential Information shall not include information: (1) which is known to the receiving party prior to commencing any discussions with the other party on the subject matter of this Agreement; (2) which is or becomes known to the public generally through no fault

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or action of the receiving party; (3) is developed by the receiving party as a result of its own internal efforts and not as a direct or indirect result of the disclosure of information by the other party; (4) is disclosed without restriction by the disclosing party; (5) is obtained by the receiving party from a third person who is not known by the receiving party to be under obligation of confidence to the party whose information is disclosed; or (6) is required to be disclosed by the receiving party by law (including federal and state securities law) or judicial or governmental regulatory action.

          6.2 Each party hereby expressly acknowledges and agrees that its failure to comply with the provisions of Section 6.1 herein will cause irreparable harm and damage to the disclosing party for which the disclosing party will have no adequate remedy at law. Each party further agrees that it shall not raise the reparability of harm or the adequacy of remedy as a defense to any action brought by the other party to enjoin use of the Confidential Information or to obtain other equitable or legal relief.

     7.   LIABILITY, LIMITATION OF LIABILITY.
          -----------------------------------

          7.1 Paymentech shall not be liable for failure to provide services if such failure is due to any cause or condition beyond its reasonable control. Such causes or conditions shall include, but shall not be limited to, acts of God, acts of the Government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, and Paymentech shall have no liability for losses, expenses or damages, ordinary, special or consequential resulting directly or indirectly form such causes.

          7.2 Paymentech warrants that its services are of the highest industry standards and agrees to perform to the standard established in the "Pricing Schedule & Performance Standards" attached to this Agreement at all times to provide prompt and efficient services. Paymentech shall use due care in processing all work submitted to it by Client and agrees that it will, at its expense, correct any errors to the extent such errors are due to malfunction of Paymentech's computers, operating systems or programs, or errors by Paymentech's employees or agents. Correction shall be limited to rerunning of the job or jobs and/or recreating of data or program files. Paymentech shall not be responsible in any manner for errors or failures of or errors in proprietary systems and programs other than those of Paymentech and its subcontractors, nor shall Paymentech be liable for errors or failures of Client's software or operational systems. THE WARRANTIES IN THIS PARAGRAPH 7.2 ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, AND CLIENT HEREBY WAIVES ALL OTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE. Due to the nature of the services being performed by Paymentech, it is agreed that in no event will Paymentech be liable for any claim, loss, liability, correction, cost, damage or expense caused by Paymentech's performance or failure to perform hereunder which is not reported by Client within ninety (90) days of Client's knowledge of Paymentech's failure to perform.

          7.3 Each party shall indemnify and hold harmless the other party from and against any and all claims, actions, demands, losses, costs, expenses, liabilities and other amounts including, without limitation, legal fees, costs and expenses (including such fees, costs and expenses of appeals), whether or not litigation is commenced, imposed upon, incurred by or asserted against the indemnified party, arising out of the fault, negligence, or breach of warranty or representation of the indemnifying party, its agents or its employees in the performance by the indemnifying party of its duties and obligation pursuant to this Agreement or arising out of the failure by the indemnifying party to comply with the terms of this Agreement.

     NOTWITHSTANDING THE FOREGOING, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES INCLUDING, BUT NOT

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LIMITED TO, LOST PROFITS, EVEN IF THE PARTIES HAVE KNOWLEDGE OF THE POSSIBILITY
OF SUCH DAMAGE.

          7.4. Notwithstanding anything to the contrary in this Agreement, if notified of any action brought against Client or any Client Merchant based on a claim that services provided by Paymentech pursuant to this Agreement infringe a United States patent or copyright, Paymentech will defend such action at its expense and will promptly pay any and all fees, costs or damages that may be awarded in such action or resulting settlement, and, in addition, will promptly pay all attorneys' fees, investigation fees and costs incurred by Client or Client Merchants as a result of the action brought against Client and/or Client Merchant. In the event that a final injunction is obtained against Client or Client Merchant prohibiting use of Paymentech services or of any part thereof by reason of infringement of a United States patent or copyright, Paymentech will at its option either:

     1. At its expense, procure the right for Client or Client Merchant to continue using the Paymentech services; or

     2. Procure and implement at its expense alternative Paymentech services which furnish the same or similar functionality.

     8.   COMPLIANCE WITH OPERATING RULES AND REGULATIONS.
          ------------------------------------------------

          8.1 Paymentech and Client will each be responsible to know and conform in their respective capacities to the bylaws, rules, regulations and other requirements as established by VISA, MasterCard, Discover, American Express, Diners Club, Carte Blanche, JCB, ETC Scan check authorization service, debit network and any other like entity necessary for the provision of services of the Paymentech System.

          8.2 Paymentech will not be responsible for failure of the Client, Client's employees and subcontractors, or the Client Merchants, their employees and subcontractors, to comply with any of the rules and regulations stipulated in Section 8.1. Client will not be responsible for failure of Paymentech, Paymentech's employees and subcontractors or the Client merchants, their employees and subcontractors to comply with any of the rules and regulations stipulated in Section 8.1. Either party suffering damages, costs, fines or penalties due to the others failure to comply with the other relating to the rules or regulations stipulated in Section 8.1 shall be indemnified by the other in accordance with Section 7.3 herein.

          8.3 For the purposes of compliance with the VISA operating regulations, Client appoints Paymentech as its non-exclusive agent to use the VISA data processing and communication system, and agrees to register Paymentech, as its non-exclusive agent, with VISA pursuant to such regulations. To the extent any other credit card association, or credit card issuing company, now or in the future requires a similar agent designation and registration, if Client so desires, it will so designate and register Paymentech.

     9.   INTEREST AND ATTORNEYS FEES.
          ----------------------------

       All amounts unpaid when due under this Agreement shall bear interest at the rate of one and one-half percent (1 1/2%) per month (but in no event more than the highest rate of interest legally allowable) on such delinquent amount from its due date until the date of payment. If an attorney is employed to enforce the terms of this Agreement, the prevailing party in any litigation shall be entitled to recover its reasonable attorney's fees and court costs from the other party.

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     10.  DEFAULT.
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          Either party shall be deemed to be in default under this Agreement if it fails to perform any of its material obligations hereunder and such failure is not cured within thirty (30) days after notice from the other party.

     11.  TERM AND TERMINATION.
          ---------------------

          11.1 The term of this Agreement will be one (1) year commencing August 15, 1997. Thereafter, the term of this Agreement shall automatically renew for successive one (1) year periods unless earlier terminated as set forth herein or unless either party gives the other party notice of its intent not to renew the Agreement at least ninety (90) days prior to the expiration of the then current term.

          11.2 Either party hereto may terminate this Agreement in its entirety upon written notice thereof if the other party files a voluntary petition for a reorganization under the Bankruptcy Code or a petition shall be filed by any third party for a reorganization and such proceeding is not dismissed in ninety (90) days, or if any substantial part of such party's property becomes subject to any levy, seizure, assignment, application or sale for or by any creditor or governmental agency.

          11.3 Either party hereto may terminate this Agreement if the other party is in default of this Agreement as provided in Section 10.

          11.4 If Paymentech terminates this Agreement due to Client's default in accordance with Section 10, Paymentech will nevertheless be entitled to receive any sums due and owing to Paymentech for services previously rendered. The termination of this Agreement will not effect any rights or remedies accruing to either party prior to termination.

          11.5 Client's and Paymentech's respective rights and obligations under Sections 5, 6, 7, 9, 11, 12 will survive the termination of this Agreement.

          11.6 If Client terminates this Agreement Paymentech will provide Client with sufficient data, including but not limited to, master files, and Client Merchant listings, in order to allow Client to convert Client's Merchants to another processor.

          11.7 Client may terminate this agreement at it's sole discretion by giving Paymentech at least 90 days notice prior to termination. In such an event Paymentech will provide Client with sufficient data, including but not limited to, master files and Client Merchant listings, in order to allow Client to convert Client's Merchants to another processor.

     12.  GENERAL PROVISIONS.
          -------------------

          12.1 GOVERNING LAW. This Agreement will be governed by and interpreted under the laws of the State of Florida.

          12.2 ASSIGNMENT. Neither party will assign this Agreement without the prior written consent of the other, except that upon a merger, reorganization or sale of all or substantially all the assets of the assigning party, no prior written consent is required.

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          12.3  MODIFICATION, NON-WAIVER. No modification to this Agreement, nor any waiver of any rights, will be effective unless consented to in writing by the party to be charged and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default.

          12.4 NOTICES. Any required notices hereunder shall be given in writing by either party by depositing such notice at the address of the other party set forth in the preamble to this Agreement, or to such other address as either party may substitute by written notice to the other in the manner contemplated herein, in the United States mail, postage prepaid, and shall be deemed served when mailed. Notice or demand may also be given in writing delivered by courier, telecopier, or similar method, and such notice or demand shall be deemed to have been given when the telex, cablegram, writing, or other form of notice or demand is personally delivered to the party. Notwithstanding the foregoing, notice of intent to terminate this Agreement and notice of default shall be sent by certified or registered mail, return receipt requested.

          12.5 COMPLIANCE WITH LAWS. Client and Paymentech will comply with all laws and regulations of any governmental agency in the conduct of its business and furtherance of its performance under this Agreement.

          12.6 ENTIRE AGREEMENT. This Agreement and the attachment hereto constitute the entire Agreement between the parties hereto with respect to the subject matter hereof and shall supersede, cancel, and replace any prior understandings and agreements pertaining to the subject matter hereof.

          12.7 BINDING NATURE. This Agreement will be binding on the parties, their successors and assigns (if any), their respective parents and subsidiaries (if any), and any entities now or in the future under common control with a party or its respective parent and/or subsidiaries.

          12.8 RELATIONSHIP OF PARTIES. This Agreement does not constitute the parties as partners, joint venturers or agents of each other, and neither party shall so represent itself.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the day and year first above written.



     PMT Services Inc.                    Paymentech Network Services, Inc.


By:  /s/ J. T. Stewart                 By:  /s/  J. C. Connelly
   ----------------------------           ---------------------------
     J. T. Stewart                          J. C. Connelly


Title:  Chief Operating Officer        Title:  Group Executive
      ----------------------------           ---------------------------

Date:  24 July 1997                    Date:  August 5, 1997
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